UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 21, 2008	333-101960
Date of Report (Date of earliest event reported)	Commission File Number

YUKON GOLD CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2243048
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

55 York Street
Suite #401
Toronto, Ontario M5J 1R7
(Address of Principal Executive Offices) (Zip Code)

(416) 865-9790
(Registrant's telephone number, including area code)

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Ted Creber

Effective as of February 21, 2008 Yukon Gold Corporation, Inc. (the “Company”) has appointed G.E. “Ted” Creber to fill a vacancy on the Company’s Board of Directors. He is a former managing director and President of George Weston Limited and President and CEO of the Consumers Gas Company (now Enbridge).  He has at various times served as a director of a number of major Canadian companies including among others, George Weston Limited, Loblaw Groceterias Inc., Home Oil of Canada Limited, Canada Trust Company (now part of the Toronto Dominion Bank), Union Oil Company of Canada, Burns Foods Limited, International Pursuit Corporation and World Point Terminals Inc.  Mr. Creber graduated from the University of Toronto with a degree in political science and economics and from Osgoode Hall with a degree in law.  He was appointed a Queen’s Counsel in 1965.  He has practiced law in the field of corporate and securities law with several major Canadian law firms.  Mr. Creber is 76 years old.  In connection with his appointment, Mr. Creber was awarded 150,000 options under the Company’s 2006 Stock Option Plan.

Item 8.01

Other Events

On February 21, 2008, the Company adjourned its annual and special meeting of shareholders, originally scheduled for February 21, 2008, to March 18, 2008, at 10:00 AM E.D.T., to be held at the Company’s offices located at 55 York Street, Suite #401 Toronto, Ontario M5J 1R7.

Item 9.01

Exhibits
Exhibits

99.1	Press Release of Yukon Gold Corporation, Inc. dated February 25, 2008 entitled “Yukon Gold Signs 4000M Drill Contract at its Marg Deposit”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUKON GOLD CORPORATION, INC.

Date: February 27, 2008	By: /s/ Ronald K. Mann
Name: Ronald K. Mann
Title: President and Chief Executive Officer